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        Exhibit 10.6 to Form 8-K dated July 12, 1996       File No. 0-25022
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                    M A N A G E M E N T   A G R E E M E N T

     Management Agreement dated this 26th day of June, 1996, among CASINO CASINO PLC, a company organized in the Island of Nevis under Section 4(6) of the Nevis Business Corporation Ordinance 1984, as amended, whose address is P.O. Box 556, Main Street, Charlestown, Nevis ("Manager"); and E.V.A. LIMITED, a limited liability company organized in St. Vincent and the Grenadines under the provisions of the Companies Act, Chapter 219, whose address is c/o Casino Peniston, Peniston Valley, St. Vincent and the Grenadines ("EVA").

                                  WITNESSETH:

     A. West Indies Casinos and Consultants Limited, a limited liability company organized in St. Vincent and the Grenadines under the provisions of the Companies Act, Chapter 219 ("Landlord"), owns in fee simple that certain property described as all that part or portion of the main building situated at the town of Peniston, on a portion of the Peniston Estate in the Parish of St. Andrew in the State of St. Vincent and the Grenadines, being the portion of the buildings there situated known as the Emerald Valley Resort and Casino in which a gambling casino is operated known as "Casino Peniston", including the bar area lounge, rooms, restrooms, office and the generator room, and including all gaming table apparatus, cutlery, furniture, fixtures and equipment (collectively, the "Casino Premises"), together with the immediate curtilage and the front gardens and lawn and the first buildings which contain Chalets 7/8, 9/10, and 11/12, including all furniture, fixtures, equipment and bedding. All such premises, including the Casino Premises, are hereinafter referred to as the "Demised Premises."

     B. Emerald Isle Casino Limited, a limited liability company organized in St. Vincent and the Grenadines under the provisions of the Companies Act, Chapter 219 ("Emerald Isle"), holds a valid gaming license granted under the relevant laws of St. Vincent and the Grenadines to operate a casino and gaming operations on the Casino Premises (the "License").

     C. Pursuant to that certain Lease dated December 31, 1994, among Landlord, Emerald Isle and the San Jose Group, an unincorporated partnership of Thomas Evans and Richard C. Ayers ("San Jose Group"), as tenant, the San Jose Group was granted a lease of (i) the Demised Premises generally and of the Casino Premises specifically, and (ii) the License itself and all right of Emerald Isle to operate a casino or gaming operations on the Casino Premises or elsewhere pursuant to the License, all for six (6) one-year periods commencing with the year beginning on February 1, 1995 and ending January 31, 1996, and for the five
(5) suceeding one-year periods thereafter, ending on January 31, 2000 (the "Premises and Casino Lease").

     D. San Jose Group has, by instrument dated February 1, 1995, assigned to EVA all of its rights whatever in, to and under the Premises and Casino Lease (the "Lease Assignment").

     E. Manager wishes to obtain the sole and exclusive right to manage the sports betting portion of the casino business of Casino Peniston on the terms herein.

     NOW, THEREFORE, for and in consideration of the sum of US$10.00 cash paid in hand, the receipt and sufficiency of which both parties acknowledge, the parties covenant as follows:

     1. Appointment of Manager. As of the effective date of this Agreement, EVA hereby appoints Manager during the term of this Agreement as the sole and exclusive manager for the purposes of operating and managing the sports betting portion of the casino business carried on by EVA at Casino Peniston pursuant to the Casino License (the "Sportsbook"), and Manager accepts such appointment. More specifically, the Sportsbook EXCLUDES all table games (such as poker, craps, blackjack, roulette), slot machines, video poker and blackjack machines, and INCLUDES all betting on and off the Casino Premises by whatever means directed to and received by the Casino Peniston made on horse, dog and other racing events and all sporting and other events occurring outside the Casino Premises. The Sportsbook includes the right to handle betting action coming into Casino Peniston by telephone, telegraph, electronic mail, facsimile
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transmission or other electronic and non-electronic means, and by any and every means now or later technologically possible, and specifically includes betting made over the Internet or similar technology. However, notwithstanding the foregoing language, the Sportsbook shall not include any horse racing in the country of Trinidad and Tobago, which EVA may book and handle separate and apart from Sportsbook activities.

     Manager shall determine and notify EVA in advance of the date upon which Manager shall actually assume managerial and operational control of the Sportsbook. EVA shall continue to manage the Sportsbook in the ordinary course of business until such time.

     2. Term. This Management Agreement shall expire on the date which is eighteen (18) months from its effective date, unless sooner terminated by its own terms or terminated by law. The parties acknowledge that they have executed that certain Option to Purchase of even date herewith, pursuant to which Manager has acquired the right during such period to purchase either an assignment of the Premises and Casino Lease or to purchase a portion of the issued and outstanding shares of capital stock of EVA (the "Option"). Upon Manager's (or an assignee's) due exercise of the Option and closing thereon, this Management Agreement shall expire automatically, without need of further action by any person whatsoever.

     3.  Manager's Responsibilities.

         (a) Manager agrees to operate and manage the Sportsbook and conduct the day-to-day activities and necessary functions of the Sportsbook in accordance with the terms of the Casino License and in compliance with all applicable laws, rules and regulations of St. Vincent and the Grenadines and its political subdivisions and to conduct the Sportsbook operations in accordance therewith; except that, if the Sportsbook is not now being conducted in accordance with such laws, rules and regulations, Manager shall have a reasonable period in which to attain such compliance. If the lack of legal compliance is due to any non-Sportsbook operations over which Manager shall have no control, then Manager shall have no responsibility regarding such non-compliance except to work with EVA in good faith, as requested by EVA, to resolve the problem.

         (b) Manager shall at its cost construct or install any facilities, equipment or technology it desires which is deemed necessary by Manager in its sole judgment in order to continue or to improve or expand the operations, flexibility or capability of the Sportsbook; and shall coordinate with EVA in advance any such construction or installation activities. EVA consents in advance to any such constructions or installations which are not obtrusive or demanding of a materially greater amount of space than currently utilized by sports betting operations.

         (c) Manager may at its sole election accept Sportsbook wagers over telephone lines from anywhere in the world and may establish a gaming facility on the World Wide Web or elsewhere on the Internet to publicize the Sportsbook, allow Sportsbook wagers to be made from anywhere in the world and for such other purposes as are lawful under the laws of St. Vincent and the Grenadines and consistent with the Casino License. This provision shall not be interpreted to limit Manager's right to operate or publicize the Sportsbook.

         (d) Maintain at Manager's expense all existing furniture, fixtures, equipment and facilities now or hereafter relating to the Sportsbook and make all necessary repairs and replacements and monitor all systems relating to the Sportsbook.

         (e) Manager shall arrange for all telephone and similar services relating to the Sportsbook and for Sportsbook personnel to be in the name of Manager and billed to Manager, and Manager shall be responsible for payment of all such obligations.

         (f) Manager shall reimburse EVA for all physical damages and pay the cost of all repairs to the Casino Premises or Demised Premises made necessary by Manager's operations or by Sportsbook patrons.

         (g) Collect all wagers and make all payments required to winning bettors and pay all bills, debts and obligations of or relating to the Sportsbook arising after Manager assumes actual managerial control or due to actions of Manager.
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         (h)  Maintain accurate books and records of Sportsbook activities, including wagers and other sources of revenues, winner payouts and other expenses, and render to EVA or its successor a monthly accounting, which shall be unaudited, reflecting gross revenues, payouts to winning bettors and net revenues for the preceding month.

         (i) Market and promote the Sportsbook by any lawful means, including but limited to the Internet and other electronic means.

         (j) Handle and respond to complaints by Sportsbook bettors, other casino patrons, regulatory authorities and others reasonably relating to the Sportsbook.

     4. Payments to EVA. During the term of this Agreement, Manager shall pay to EVA the following sums:

         (a) On or before October 1, 1996, a one-time payment of Fifty Thousand Dollars (US$50,000.00), irrespective of when Manager actually commences management and operations of the Sportsbook; and

         (b) Commencing on October 1, 1996, a monthly payment of Three Thousand Dollars (US$3,000.00), payable each month on the first of the month during the term of this Agreement, it being further agreed that Manager shall have during the term of this Agreement the exclusive use of Emerald Valley Resort Chalets 9/10 and 11/12, and this monthly payment shall cover and include incidental charges relating to Sportsbook operations, and power, water, groundskeeping, maid service, linen laundry service and the like relating to the two chalets.

     No further regular monthly or other payment or percentages of gross or net revenues shall be due or payable.

     5. Closing. The closing of this Agreement shall take place at a date, time and place to be agreed upon by the parties.

     6.  Other Agreements.

         (a) Force Majeure. Manager shall not be liable for delays in performance or failure to perform its duties hereunder if and to the extent such failure results from the occurrence of any contingency beyond the reasonable control of Manager, including but not limited to strike or other labor disturbance, delays in transportation, inability to obtain necessary materials, components, facilities or services, acts or failures to act of EVA, Landlord, Emerald Isle, San Jose Group, riot, theft, flood, lightning, storm, any act of God, power failure, war or insurrection, national emergency, interference by any government or governmental agency, embargo, seizure, or the enactment of any law, statute, ordinance, rule or regulation.

         (b) Insurance. EVA agrees that it will during the term of this Agreement maintain adequate and appropriate comprehensive public liability, casualty and property damage insurance with respect to the Casino Premises.

         (c) Limitation of Liability. Neither party, whether as a result of breach of contract, warranty, tort (including negligence) or otherwise, shall have any liability for incidental or consequential damages, including, but not limited to, loss of profit or revenues, loss of use of any facilities or equipment, cost of capital, cost of products, facilities or services, or downtime costs. No action shall be brought for any breach of this Agreement more than one year after the accrual of such cause of action.

         (d) Damages Caused by EVA. EVA shall reimburse Manager for all physical damages or pay the costs of all repairs to Sportsbook facilities caused by EVA personnel or non-Sportsbook patrons.

     7.  Termination.  This Agreement shall terminate:

         (a)  (i)   By mutual written agreement of the parties;

              (ii) Upon the expiration of this Agreement's term without any renewal or extension or upon the failure of Manager to timely pay the one-time payment of US$50,000.00;
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              (iii)  Upon the proper exercise of the Option;

              (iv) Upon the termination or cessation of the License or the failure or termination of the Premises and Casino Lease.

         (b) Upon termination of this Agreement, Manager shall take possession of any furniture, fixtures, equipment and facilities installed by it in the Casino Premises or related to the Sportsbook, and for this purpose may enter upon the site and remove the equipment without any liability for suit, action or other proceeding by EVA.

     8. Representations and Warranties of EVA. EVA hereby represents and warrants to Manager that the following are true and correct as of the date hereof and will be true and correct through the closing date as if made on that date:

         (a) EVA is a limited liability company duly organized, validly existing and in good standing under the provisions of the Companies Act, Chapter 219, of St. Vincent and the Grenadines, with all requisite power and authority to carry on the business in which it is engaged, to operate Casino Peniston under the Casino License, to have and hold the Premises and Casino Lease in accordance with its terms. EVA is eligible to operate and is operating the Casino in accordance with applicable laws, rules and regulations of St. Vincent and the Grenadines.

         (b) There are no claims, actions, suits, proceedings or investigations of any kind pending or threatened against or affecting EVA or any of its properties or assets or business anywhere in the world.

         (c) EVA has complied in all material respects with the Premises and Casino Lease and the Casino License and all applicable laws, regulations and rules, applicable to its business or properties.

         (d) All taxes, assessments and other charges owing to St. Vincent and the Grenadines or to any taxing authority therein at the time of closing which relate to the Sportsbook shall have been paid or shall be deducted from payments due to EVA, and all applicable tax returns have been properly filed.

         (e) The execution, delivery and performance by EVA of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action EVA. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by EVA and constitutes and will constitute legal, valid and binding obligations of EVA, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         (f) No consent, approval, authorization or order of any court, or other agency or authority of St. Vincent and the Grenadines or any other person whatever is required for EVA to execute, deliver or consummate this Agreement.

         (g) No other person or entity has been granted authority of any kind to operate the Sportsbook or other authority which would or might interfere with Manager's rights hereunder, and the Sportsbook is not subject to any liens, security interests or encumbrances or claims of third parties other than the rights of Landlord and Emerald Isle.

     9. Representations and Warranties of Manager. Manager hereby represents and warrants to EVA that the following are true and correct as of the date hereof and will be true and correct through the closing date as if made on that date:

         (a) Manager is a company duly organized, validly existing and in good standing in the Island of Nevis under Section 4(6) of the Nevis Business Corporation Ordinance 1984, as amended, with all requisite power and authority to operate Casino Peniston under the Casino License, to have and hold the Premises and Casino Lease in accordance with its terms. Manager has not previously had operations of any kind and has no material assets or liabilities.
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          (b)  There are no claims, actions, suits, proceedings or
investigations of any kind pending or threatened against or affecting Manager anywhere in the world.

     10. Assignment. Manager may assign its rights and responsibilities under this Agreement without EVA's prior consent to Chelsea Atwater, Inc., a Nevada corporation, and shall give EVA at least thirty (30) days' written notice thereof prior to the effectiveness of such assignment.

     11. Miscellaneous Provisions. (a) This Agreement shall be binding upon the parties, and respective successors, assigns and legal representatives and shall be governed and interpreted under the laws of St. Vincent and the Grenadines. This Agreement shall be interpreted as if all parties shared equally in its drafting and preparation.

          (b) The parties agree to conduct themselves and their mutual dealings in connection with this Agreement in accordance with the highest standards of commercial honor.

          (c) This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (d) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

          (e) The parties shall bear their own fees and expenses incurred in connection with the transactions contemplated herein.

          (f) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

          (g) The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions herein or to exercise any right hereunder shall not be construed as a waiver or relinquishment of the right in the future to insist upon full performance of such term, covenant or condition.

     IN WITNESS WHEREOF, the parties have executed this Management Agreement, and initialled each preceding page hereof, on the date first above indicated.

CASINO CASINO PLC:                    E.V.A. LIMITED:



By:   /s/ Michael Ryan                By:   /s/ Thomas Evans
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     Authorized Officer                      Managing Director